                                                  GMACM Home Equity Loan Trust 2007-HE1

                                                     $1,185,871,000 (Approximate)
                                                     Subject to a +/- 10% variance

                                                          Subject to Revision

                                               March 21, 2007 – Free Writing Prospectus

The depositor has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this  communication relates.  Before you invest,  you should read the  prospectus  in that  registration  statement  and other  documents the depositor has filed with the SEC for more  complete  information  about the  depositor  and this  offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuer or any underwriter or any dealer  participating  in the offering will arrange to send you the  prospectus if you request it by calling  1-212-834-4154  (collect  call) or by emailing  Randall
Outlaw at randall.outlaw@jpmorgan.com.

This free writing  prospectus is not required to contain all  information  that is required to be included in the base  prospectus  and the prospectus  supplement.  The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior  similar free writing  prospectus  relating to these  securities.  This free writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any state  where such  offer, solicitation or sale is not permitted.

This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the asset-backed securities  referred to in this free writing  prospectus and to solicit an indication of your interest in purchasing  such  securities, when, as and if issued.  Any such  indication of interest  will not  constitute a contractual  commitment by you to purchase any of the securities.

THE INFORMATION  CONTAINED IN THIS  COMMUNICATION  IS SUBJECT TO CHANGE,  COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT
YOUR OWN COUNSEL,  ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX,  BUSINESS,  FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE
SECURITIES.

The attached  information may contain certain tables and other  statistical  analyses (the  "Computational  Materials")  that have been prepared in reliance upon  information  furnished by the issuer,  the preparation of which used numerous  assumptions  which may or may not be  reflected  herein.  As such,  no  assurance  can be given as to the  appropriateness  of the  Computational  Materials  for any particular  context;  or as to whether the  Computational  Materials  and/or the assumptions  upon which they are based reflect present market  conditions or future  market  performance.  These  Computational  Materials  should not be construed as either  projections  or predictions.  The  specific  characteristics  of the  securities  may differ from those  shown in the  Computational  Materials  due to differences  between the final underlying assets and the preliminary  underlying assets used in preparing the Computational  Materials.
Neither JPMorgan nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS  INFORMATION  IS  FURNISHED  TO YOU SOLELY BY  JPMORGAN  AND NOT BY THE ISSUER OR ANY OF ITS  AFFILIATES  (OTHER  THAN  JPMORGAN).
JPMORGAN IS ACTING AS UNDERWRITER  AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION  WITH THE OFFERING TO WHICH THIS  COMMUNICATION
RELATES.

Copyright 2007 JPMorgan Chase & Co. – All rights  reserved.  J.P. Morgan  Securities Inc.  (JPMSI),  member NYSE and SIPC.  JPMorgan is the marketing  name used by the specific  legal entity or entities named in the attached  materials.  Clients  should contact  analysts and execute  transactions  through a JPMorgan  Chase & Co.  subsidiary  or affiliate in their home  jurisdiction  unless  governing law permits otherwise.

JPMORGAN

New Issue Computational Materials

$1,185,871,000 (Approximate)

GMACM Home Equity Loan Trust 2007-HE1
Issuing Entity

Residential Asset Mortgage Products, Inc.
Depositor

GMAC Mortgage, LLC
Sponsor and Servicer

March 21, 2007

Expected Timing:         Pricing Date:          On or about March 23, 2007
                         Closing Date:          On or about March 29, 2007
                         First Payment Date:    April 25, 2007

Structure:               Initial Collateral:    Approximately $1,185,871,169 Closed-End, Fixed-Rate, Primarily Second-Lien
                                                Home Equity Loans
                         Rating Agencies:       Moody's and Standard & Poor's

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

Preliminary Term Sheet                                                                         Prepared: March 21, 2007

                                                      $1,185,871,000 (Approximate)
                                                 GMACM HOME EQUITY LOAN TRUST 2007-HE1

____________________________________________________________________________________________________________________________________
                     Note         WAL (Yrs.)       Payment Window                                  Expected Rating      Legal Final
  Class(1)        Balance(2)     Call/Mat(3)    Call/Mat (Months)(3)    Note Rate    Note Type      (S&P/Moody's)        Maturity
____________________________________________________________________________________________________________________________________
     A-1         $677,500,000    1.00 / 1.00       1 - 23 / 1 – 23      Floater(4) Sequential          AAA/Aaa          August 2037
     A-2         $136,300,000    2.20 / 2.20      23 - 30 / 23 – 30     Fixed(5)   Sequential          AAA/Aaa          August 2037
     A-3         $129,600,000    3.00 / 3.00      30 - 43 / 30 – 43     Fixed(5)   Sequential          AAA/Aaa          August 2037
     A-4         $123,871,000    4.51 / 5.16     43 - 61 / 43 – 139     Fixed(5)   Sequential          AAA/Aaa          August 2037
     A-5         $118,600,000    4.70 / 5.85     37 - 61 / 37 - 137     Fixed (5)       NAS            AAA/Aaa          August 2037
    Total       $1,185,871,000
____________________________________________________________________________________________________________________________________

(1)  The Class A-1, Class A-2 , Class A-3, Class A-4, and Class A-5 Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans (the "Mortgage Loans").
(2)  Subject to a plus or minus 10% variance.
(3)  The Weighted Average Life and Payment Windows are shown to the Optional Redemption (as defined herein) and to maturity based on the Pricing Prepayment Assumption (as described herein).
(4)  The Class A-1 Notes will accrue interest at a rate equal to the lesser of (i) One Month LIBOR plus the related margin (ii) the
     Net WAC Rate and (iii) 10.00%.  The Class A-1 Notes will also be entitled to certain amounts received under the Class A-1 Cap
     Agreement.
(5)  The Class A-2, Class A-3, Class A-4 and Class A-5 Notes rates will be equal to the lesser of (i) a fixed rate determined at pricing and (ii) the Net WAC Rate. The Note Rate on the Class A-4 and Class A-5 Notes will increase by 0.50% per annum for each
     Payment Date beginning with the second Payment Date that the servicer could purchase the mortgage loans as described hereon.

  Depositor:                   Residential Asset Mortgage Products, Inc.

Seller and Servicer:           GMAC Mortgage,  LLC ("GMACM") and a trust  established  by an affiliate  of GMACM will be the Sellers of the mortgage Loans.  GMACM will be the Servicer of the mortgage loans.

Bond Insurer:                  MBIA Insurance Corporation

Lead Manager:                  J.P. Morgan Securities Inc.

Co-Managers:                   Greenwich Capital Markets, Inc.
                               Residential Funding Securities, LLC

Owner Trustee:                 Wilmington Trust Company.

Indenture Trustee:             Bank of New York Trust Company, N.A.

Class A-1 Cap Provider:        JP Morgan Chase Bank, NA

Notes:                         The Class A-1, Class A-2, Class A-3, Class A-4 ,and Class A-5 Notes  (collectively,  the "Class A Notes"
                               or the "Notes"). The Notes are being offered publicly.

Federal Tax Status:            It is anticipated that the Notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.

                                                                     3

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

Registration:                  The Notes will be available in book-entry  form through DTC and only upon request  through  Clearstream,
                               Luxembourg and the Euroclear System.

Cut-off Date:                  March 1, 2007.

Expected Pricing Date:         On or about March 23, 2007.

Expected Closing Date:         On or about March 29, 2007.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               April 2007.

Interest Accrual Period:       With respect to each Payment  Date,  the "Interest  Accrual  Period" with respect to the Class A-1 Notes will be  calculated  beginning on the previous  Payment Date (or, in the case of the first Payment Date, the  Closing  Date) and ending on the day prior to such  Payment  Date.  Interest on the Class A-1 Notes will be calculated on an actual/360 basis.

                               The Interest  Accrual  Period with respect to the Class A-2,  Class A-3,  Class A-4, and Class A-5 Notes
                               will be the calendar  month  proceeding  the month in which such  Payment  Date occurs.  Interest on the
                               Class A-2, Class A-3, Class A-4, and Class A-5 Notes will accrue on a 30-day month and a 360-day year.

Accrued Interest:              The Class A-1 Notes will settle  flat on the Closing  Date.  The price to be paid by  investors  for the
                               Class A-2,  Class A-3,  Class A-4, and Class A-5 Notes will  include  "Accrued  Interest"  from March 1,
                               2007 up to, but not including, the Closing Date (28 days).

Credit Enhancement:            Excess spread, overcollateralization, and a Policy (as defined herein) to be provided by MBIA.

ERISA Eligibility:             The Notes are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements subject to Title I of ERISA or Section 4975 of the Code.
                               Prospective investors must review the Prospectus and Prospectus Supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

Optional Redemption:           A principal payment may be made to redeem the Notes upon the exercise by the Servicer of its option to purchase the Mortgage Loans together with the assets of the trust after the aggregate principal balance of the Notes has been reduced to an amount less than 10% of the aggregate principal balance of the Notes as of the Closing Date.

Pricing Prepayment
Assumption:                    Months 1 through Month 12:              12% CPR – 40% CPR
                               Months 13 through Month 24:             40% CPR
                               Months 25 through Month 36:             40% CPR – 35% CPR
                               Month 37 and thereafter:                35% CPR

Net Loan Rate:                 The "Net Loan Rate" for any Mortgage Loan will be equal to the mortgage rate for such
                               Mortgage Loan less the servicing fee rate.

                                                                     4

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

Net WAC Rate:                  The "Net WAC Rate" for any  Payment  Date is a per annum rate equal to the  excess,  if any,  of (i) the weighted  average of the Net Loan Rates of the mortgage  loans,  weighted on the basis of the  aggregate principal  balances  thereof as of the due date in the month  preceding  the month of such Payment Date, over (ii) the  premium  rate on the Policy,  multiplied  by a fraction,  the  numerator  of which is the aggregate  principal  balance  of the  Class A Notes  and the  denominator  of  which  is the  aggregate principal  balance of the  Mortgage  Loans as of the due date in the month  preceding  the month of such
                               Payment  Date.  For the  Class  A-1  Notes  only,  the Net WAC Rate is  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360 basis.

Initial Mortgage Loans:        As  of  the  Cut-off  Date,  the  aggregate   principal  balance  of  the  initial  mortgage  loans  was approximately  $889,403,377,  the "Initial  Mortgage  Loans." See the attached  collateral  descriptions for additional information on the Initial Mortgage Loans.

Pre-funding:                   On the Closing  Date,  approximately  $296,467,792  will be  deposited  into an account  designated  the
                               "Pre-Funding  Account".  This amount will be funded from the  proceeds of the sale of the Notes.  During the pre-funding  period,  funds on deposit in the  Pre-Funding  Account will be used by the trust to buy mortgage loans from the Sellers from time to time.

                               The  pre-funding  period  will be the period from the  closing  date to the  earliest of (i) the date on which the amount on deposit in the  Pre-Funding  Account is less than  $100,000,  (ii) the  Distribution
                               Date in June 2007 and (iii) the  occurrence,  if any, of a default by the Servicer  under the  servicing agreement.

                               The  mortgage  loans  sold to the trust  after  the  Closing  Date will  conform  to  certain  specified characteristics.

                               Amounts on deposit in the  Pre-Funding  Account will be invested in permitted  investments  as specified in the  Indenture.  Any  amounts  remaining  in the  Pre-Funding  Account at the end of the  pre-funding period will be used to make principal payments on the Class A Notes on a pro rata basis.

Overcollateralization
Amount:                        The  "Overcollateralization  Amount" is equal to the excess of the  aggregate  principal  balance of the
                               Mortgage Loans over the aggregate  principal  balance of the Class A Notes.  On any Payment Date, to the extent the  Overcollateralization  Amount is less than the  Overcollateralization  Target Amount, excess spread  will be  directed  to build the  Overcollateralization  Amount  until the  Overcollateralization
                               Target  Amount  is  reached.  On the  Closing  Date the  Overcollateralization  Amount  will be equal to approximately  0.00% of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date, together with the amount deposited in the Pre-Funding Account on the Closing Date.

                                                                     5

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

Overcollateralization Target
Amount:                        On any  Payment  Date  prior to the  Stepdown  Date,  excess  spread  will be  applied  as a payment  of principal on the Class A Notes, then entitled to principal,  to build the  Overcollateralization  Amount until such amount equals 1.85% of the sum of (i) aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date and (ii) the amount  deposited in the  Pre-Funding  Account on the Closing Date (the
                               "Overcollateralization  Target  Amount").  On or after  the  Stepdown  Date,  the  Overcollateralization
                               Target Amount will be allowed to step down to a certain amount  (specified in the Indenture,  subject to certain  performance  triggers)  provided that the  Overcollateralization  Target Amount may not be less than 0.50% of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date,  together with the amount deposited in the Pre-Funding Account on the Closing Date.

Stepdown Date:                 The later to occur of:
                               (i)    the Payment Date in October 2009; and,
                               (ii) the first  Payment Date in which the  aggregate  principal  balance of the  Mortgage  Loans is less than 50% of the aggregate  principal  balance of the Mortgage Loans plus any amounts in the  Pre-Funding
                               Account as of the Cut-off Date.

The Policy:                    MBIA will issue a note  insurance  policy ("The  Policy") with respect to the Notes which will guarantee timely payment of interest (net of prepayment  interest  shortfalls and Relief Act interest  shortfalls)
                               and ultimate  repayment of  principal  to the holders of the Notes.  MBIA will have the option,  in it's sole  discretion,  to cover the amount,  if any, by which the aggregate  principal  balance of the Notes exceeds the  aggregate  principal  balance of the Mortgage  Loans on any Payment  Date.  The Policy does not cover any Interest Carry Forward Amount or any amount due under the Class A-1 Cap Agreement.

Priority of
Distributions:                 Available funds will be distributed in the following order of priority:

                                    (1) to the Bond Insurer, its premium;
                                    (2) to the holders of the Notes, accrued interest and any unpaid interest;
                                    (3) to the holders of the Class A-5 Notes in the amount of the Class A-5 Lockout Distribution
                                        Amount;
                                    (4) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Notes
                                        principal (without regard to the Class A-5 Lockout Distribution Amount), sequentially;
                                    (5) to the Bond Insurer, for unreimbursed draws made on the Policy, with interest thereon;
                                    (6) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Notes
                                        sequentially, any excess spread used to build overcollateralization, if required;
                                    (7) to the Bond Insurer, any amounts due under the Insurance Agreement, with interest thereon, and not paid pursuant to clause (5);
                                    (8) to the indenture trustee, any unpaid expenses and other reimbursable amounts;
                                    (9) pro rata, any Interest Carry Forward Amount; and
                                    (10)any remaining amounts to holders of the certificates.

Class A-5 Lockout
Distribution Amount:           For any Payment  Date,  the product of (x) the Class A-5 Lockout  Percentage  for that  Payment Date and
                               (y) the Class A-5 Pro Rata Distribution Amount for that Payment Date.

                                                                     6

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

Class A-5 Lockout
Percentage:                    For each Payment Date, the applicable percentage set forth below:

                               Payment Date                            Lockout Percentage
                               April 2007 through March 2010                    0%
                               April 2010 through March 2012                    45%
                               April 2012 through March 2013                    80%
                               April 2013 through March 2014                    100%
                               April 2014 and thereafter                        300%

Class A-5 Pro Rata
Distribution Amount:           For any Payment  Date,  an amount equal to the product of (x) a fraction,  the numerator of which is the principal  balance of the Class A-5 Notes  immediately prior to that Payment Date and the denominator of which is the aggregate  principal  balance of the Class A Notes  immediately  prior to that Payment Date and (y) the principal distribution amount for that Payment Date.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOUDID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENATIVE.

                                                                     7

Interest Carry Forward
Amount:
                               For any Payment Date and any class of Notes other than the Class A-1 Notes, the sum of:

                               1)   if on that Payment Date the Note Rate on the Notes for a particular class is limited to the Net
                                    WAC Rate, the excess of:

                                        o   The amount of interest that the class of Notes would have been entitled to receive without regard to the Net WAC Rate, over
                                        o   The amount of interest that that class of Notes was entitled to receive on that Payment
                                            Date because the applicable Note Rate was calculated at the Net WAC Rate; and

                               2)   the Interest Carry Forward Amount for all previous Payment Dates for such class of Notes not previously paid, together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

                               For any Payment Date and the Class A-1 Notes, the sum of:

                               1)   if on that Payment Date the Note Rate on the Class A-1 Notes is limited to the Net WAC Rate, the excess of:

                                        o   The amount of interest that the Class A-1 Notes would have been entitled to receive on that Payment Date had the applicable Note Rate been calculated as a per annum rate equal to the lesser of:

                               a)   One-Month LIBOR plus the related Note Margin; and
                               b) 10.00%; over

                                        o   The amount of interest that that Class A-1 Notes were entitled to receive on that Payment
                                            Date because the applicable Note Rate was calculated at the Net WAC Rate; and

                               2)   the Interest Carry Forward Amount for all previous Payment Dates for the Class A-1 Notes not previously paid, together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

                               The policy will not cover Interest Carry Forward Amounts.

Class A-1 Cap Agreement:       On the Closing Date, the Indenture Trustee will enter into the Class A-1 Cap Agreement with the cap counterparty described in the prospectus supplement for the benefit of the of the Class A-1 Notes.
                               With respect to the Class A-1 Notes and each Payment Date, payments under the Class A-1 Cap Agreement will be made based on (a) an amount equal to the Class A-1 Yield Maintenance Agreement Notional
                               Balance for that payment date as set forth in the prospectus supplement and (b) the positive excess of
                               (i) the lesser of (x) One-Month LIBOR and (y) 9.86% per annum, over (ii) the Class A-1 Monthly Strike
                               Rate for that Payment Date as set forth in the prospectus supplement, calculated on an actual/360-day basis.  The Class A-1 Cap Agreement will terminate on the Payment Date in February 2009.  The amounts due under the Class A-1 Cap Agreement are not insured under the Policy.

                                                                     8

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                             Prepayment Speed Sensitivity Table (To Call)
________________________________________________________________________________________________________________
Prepayment Speed                   50%              75%             100%            125%             150%
________________________________________________________________________________________________________________
Class A-1
WAL (yrs)                          1.79            1.26             1.00            0.84             0.73
Principal Window (months)         1 - 48          1 - 31           1 - 23          1 - 19           1 - 16
#  of months of principal           48              31               23              19               16
payment
Class A-2
WAL (yrs)                          4.82            3.04             2.20            1.75             1.45
Principal Window (months)        48 - 70          31 - 43         23 - 30          19 - 24         16 - 20
#  of months of principal           23              13               8                6               5
payment
Class A-3
WAL (yrs)                          7.55            4.37             3.00            2.24             1.82
Principal Window (months)        70 - 119         43 - 64         30 - 43          24 - 32         20 - 25
#  of months of principal           50              22               14               9               6
payment
Class A-4
WAL (yrs)                         10.38            6.58             4.51            3.23             2.40
Principal Window (months)       119 - 125         64 - 84         43 - 61          32 - 46         25 - 35
#  of months of principal           7               21               19              15               11
payment
Class A-5
WAL (yrs)                          6.96            5.89             4.70            3.74             2.91
Principal Window (months)        37 - 125         37 - 84         37 - 61          37 - 46         35 - 35
#  of months of principal           89              48               25              10               1
payment

                                                                     9

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                           Prepayment Speed Sensitivity Table (To Maturity)
________________________________________________________________________________________________________________
Prepayment Speed                   50%              75%             100%            125%             150%
________________________________________________________________________________________________________________
Class A-1
WAL (yrs)                          1.79            1.26             1.00            0.84             0.73
Principal Window (months)         1 - 48          1 - 31           1 - 23          1 - 19           1 - 16
#  of months of principal           48              31               23              19               16
payment
Class A-2
WAL (yrs)                          4.82            3.04             2.20            1.75             1.45
Principal Window (months)        48 - 70          31 - 43         23 - 30          19 - 24         16 - 20
#  of months of principal           23              13               8                6               5
payment
Class A-3
WAL (yrs)                          7.55            4.37             3.00            2.24             1.82
Principal Window (months)        70 - 119         43 - 64         30 - 43          24 - 32         20 - 25
#  of months of principal           50              22               14               9               6
payment
Class A-4
WAL (yrs)                         12.97            8.55             5.16            3.28             2.40
Principal Window (months)       119 - 213        64 - 179         43 - 139         32 - 53         25 - 35
#  of months of principal           95              116              97              22               11
payment
Class A-5
WAL (yrs)                          7.02            6.29             5.85            5.10             4.05
Principal Window (months)        37 - 179        37 - 179         37 - 137        37 - 106         35 - 83
#  of months of principal          143              143             101              70               49
payment

                                                                     10

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                         GMACM Series 2007-HE1
                                         Collateral Characteristics (Closed End Second Liens)
                                                Initial Closed End Second Lien Mortgage Loans
                                                           As of the Cut-off Date

                                                                         Minimum                Maximum
Scheduled Principal Balance                       $889,403,377            $2,157                 $998,055
Average Scheduled Principal Balance                  $53,456
Number of Mortgage Loans                             16,638

Weighted Average Gross Coupon                        8.707%               5.250%                 16.600%
Weighted Average FICO Score                            716                  577                    819
Weighted Average Combined Original LTV               78.21%                1.75%                 100.00%

Weighted Average Original Term                         220                  60                     360
Weighted Average Stated Remaining Term                 219                  39                     360
Weighted Average Seasoning                              1                    0                      78

Maturity Date                                                          June 25, 2010          April 1, 2037
Maximum ZIP Code Concentration                     85364(0.17%)

ARM                                                   0.00%                      Investor         2.13%
Fixed Rate                                           100.00%                      Primary         95.88%
                                                                              Second Home         1.99%
Interest Only                                         0.00%
Not Interest Only                                    100.00%                    2-4 Units         1.71%
                                                                                    Condo         5.59%
First Lien                                            5.45%          Manufactured Housing         0.00%
Second Lien                                          94.55%                           PUD         8.68%
                                                                            Single Family         84.00%
Full Documentation                                   54.91%                     Townhouse         0.02%
GMAC AAA Documentation                               30.95%
Lite Documentation                                    1.82%               Top Five States
Stated Income Documentation                           9.87%                    California         20.73%
No Documentation                                      2.44%                       Florida         6.39%
                                                                               New Jersey         5.82%
Cash Out Refinance                                   82.68%                      Michigan         4.93%
Purchase                                             12.15%                       Arizona         4.33%
Rate/Term Refinance                                   5.16%
_____________________________

                                                                     11

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                      Original Principal Balances
_________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Range of                           Number          Current           Current          Weighted          Average          Average
Original Principal                   of           Principal         Principal          Average          Original          Credit
Balances ($)                       Loans           Balance           Balance           Coupon             CLTV            Score
_________________________________________________________________________________________________________________________________
25,000.00 or less                  3,501        $71,939,038.29         8.09%       9.052%      74.36%      708
25,000.01 - 50,000.00              7,018        265,642,652.26        29.87             8.970            77.02             709
50,000.01 - 75,000.00              3,074        190,826,224.45        21.46             8.743            79.50             718
75,000.01 - 100,000.00             1,566        138,155,602.12        15.53             8.684            78.62             715
100,000.01 - 125,000.00             606         68,472,174.62          7.70             8.421            80.53             721
125,000.01 - 150,000.00             369         51,137,549.75          5.75             8.432            79.06             718
150,000.01 - 175,000.00             191         31,226,382.58          3.51             8.264            81.95             724
175,000.01 - 200,000.00             153         29,183,471.20          3.28             8.219            79.45             720
200,000.01 - 225,000.00              49         10,491,832.63          1.18             7.980            79.21             727
225,000.01 - 250,000.00              43         10,294,866.11          1.16             8.124            79.40             725
250,000.01 - 275,000.00              19          5,040,188.34          0.57             7.869            78.19             724
275,000.01 - 300,000.00              29          8,501,066.03          0.96             7.548            79.01             752
300,000.01 - 325,000.00              3            954,216.28           0.11             7.589            75.14             759
325,000.01 - 350,000.00              5           1,716,879.83          0.19             8.131            73.19             761
350,000.01 - 375,000.00              4           1,440,634.64          0.16             7.532            74.58             730
375,000.01 - 400,000.00              2            776,000.00           0.09             6.969            74.51             787
400,000.01 - 425,000.00              2            824,542.71           0.09             7.851            46.15             779
475,000.01 - 500,000.00              2           1,000,000.00          0.11             8.050            67.15             790
775,000.01 - 800,000.00              1            782,000.00           0.09             6.000            73.61             728
975,000.01 - 1,000,000.00            1            998,055.26           0.11             8.500            48.92             738
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                  o   As of the cut-off date, the average original principal balance of the loans was $53,600.

                                                                     12

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                    Outstanding Principal Balances
_________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Range of                           Number          Current           Current          Weighted          Average          Average
Outstanding Principal                of           Principal         Principal          Average          Original          Credit
Balances ($)                       Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
25,000.00 or less                  3,540        $72,854,659.49         8.19%       9.049%      74.33%       708
25,000.01 - 50,000.00              6,990        265,214,580.08        29.82             8.970            77.04             709
50,000.01 - 75,000.00              3,068        190,578,006.73        21.43             8.743            79.49             718
75,000.01 - 100,000.00             1,562        138,010,272.32        15.52             8.682            78.61             715
100,000.01 - 125,000.00             605         68,378,173.12          7.69             8.422            80.53             721
125,000.01 - 150,000.00             370         51,279,530.57          5.77             8.431            79.11             718
150,000.01 - 175,000.00             190         31,084,401.76          3.49             8.265            81.89             724
175,000.01 - 200,000.00             153         29,183,471.20          3.28             8.219            79.45             720
200,000.01 - 225,000.00              49         10,491,832.63          1.18             7.980            79.21             727
225,000.01 - 250,000.00              43         10,294,866.11          1.16             8.124            79.40             725
250,000.01 - 275,000.00              19          5,040,188.34          0.57             7.869            78.19             724
275,000.01 - 300,000.00              29          8,501,066.03          0.96             7.548            79.01             752
300,000.01 - 325,000.00              3            954,216.28           0.11             7.589            75.14             759
325,000.01 - 350,000.00              5           1,716,879.83          0.19             8.131            73.19             761
350,000.01 - 375,000.00              4           1,440,634.64          0.16             7.532            74.58             730
375,000.01 - 400,000.00              2            776,000.00           0.09             6.969            74.51             787
400,000.01 - 425,000.00              2            824,542.71           0.09             7.851            46.15             779
475,000.01 - 500,000.00              2           1,000,000.00          0.11             8.050            67.15             790
775,000.01 - 800,000.00              1            782,000.00           0.09             6.000            73.61             728
975,000.01 - 1,000,000.00            1            998,055.26           0.11             8.500            48.92             738
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%      78.21%      716

                  o   As of the cut-off date, the average outstanding principal balance of the loans was $53,456.

                                                                     13

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                          Mortgage Loan Rates
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Range of                           Number          Current           Current          Weighted          Average          Average
Mortgage Loan                        of           Principal         Principal          Average          Original          Credit
Rates (%)                          Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
5.000 - 5.499                        3           $397,550.78           0.04%      5.369%      53.93%       765
5.500 - 5.999                        40          3,013,619.43          0.34             5.850            54.57             755
6.000 - 6.499                       161         14,935,450.62          1.68             6.231            60.39             749
6.500 - 6.999                       550         45,197,908.51          5.08             6.777            65.89             748
7.000 - 7.499                       774         56,524,210.54          6.36             7.233            70.89             747
7.500 - 7.999                      3,545        186,235,600.41        20.94             7.760            67.79             746
8.000 - 8.499                      3,532        184,316,750.83        20.72             8.210            81.77             736
8.500 - 8.999                      1,891        100,330,950.17        11.28             8.713            81.63             711
9.000 - 9.499                      1,439        75,934,711.67          8.54             9.223            82.34             692
9.500 - 9.999                      1,476        74,492,870.01          8.38             9.716            86.03             687
10.000 - 10.499                     752         37,967,541.26          4.27            10.240            86.08             677
10.500 - 10.999                     906         41,407,252.74          4.66            10.732            84.06             652
11.000 - 11.499                     483         21,536,491.95          2.42            11.196            83.23             645
11.500 - 11.999                     411         19,693,603.49          2.21            11.742            92.49             649
12.000 - 12.499                     224          9,101,168.24          1.02            12.168            92.09             641
12.500 - 12.999                     108          4,450,034.43          0.50            12.725            94.96             649
13.000 - 13.499                     220          9,213,837.27          1.04            13.273            93.67             639
13.500 - 13.999                     112          4,189,216.75          0.47            13.669            98.03             640
14.000 - 14.499                      4            226,582.81           0.03            14.272            94.22             664
14.500 - 14.999                      4            188,936.98           0.02            14.566            91.50             663
15.000 - 15.499                      1            10,000.00            0.00            15.155            82.61             604
15.500 - 15.999                      1            11,388.21            0.00            15.750            95.00             671
16.500 - 16.999                      1            27,700.00            0.00            16.600            94.97             669
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%     78.21%       716

                  o   As of the cut-off date, the weighted average Mortgage Rate of the loans was 8.707%.

                                                                     14

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                              Credit Scores as of the Date of Origination
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
Range of                             of           Principal         Principal          Average          Original          Credit
Credit Scores                      Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
575 - 599                           357         $12,311,006.38         1.38%      11.251%     66.08%       590
600 - 624                           659         24,809,945.64          2.79            11.140            74.32             614
625 - 649                          1,354        61,999,050.00          6.97            10.643            81.45             638
650 - 674                          1,782        92,748,810.86         10.43             9.905            82.16             663
675 - 699                          2,502        141,534,688.48        15.91             8.932            80.49             688
700 - 724                          2,625        154,702,285.31        17.39             8.396            79.97             712
725 - 749                          2,564        147,027,671.69        16.53             8.050            78.74             737
750 - 774                          2,446        133,401,958.38        15.00             7.951            77.32             762
775 - 799                          1,798        92,415,460.39         10.39             7.841            72.13             786
800 - 824                           551         28,452,499.97          3.20             7.682            67.24             807
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%       716

                                                Combined Original Loan to Value Ratios
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Range of                           Number          Current           Current          Weighted          Average          Average
Combined Original                    of           Principal         Principal          Average          Original          Credit
Loan to Value Ratios (%)           Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
0.01 - 5.00                          11          $232,866.99           0.03%       7.678%      4.10%       769
5.01 - 10.00                         64          1,887,570.83          0.21             8.240             7.99             720
10.01 - 15.00                        92          3,643,401.31          0.41             7.866            12.39             743
15.01 - 20.00                       125          5,172,736.03          0.58             8.102            17.71             730
20.01 - 25.00                       139          6,047,062.79          0.68             7.888            22.53             742
25.01 - 30.00                       166          7,055,465.45          0.79             7.890            27.70             735
30.01 - 35.00                       252         11,799,419.11          1.33             7.887            32.60             734
35.01 - 40.00                       296         13,926,586.79          1.57             7.957            37.75             739
40.01 - 45.00                       359         19,234,733.20          2.16             7.900            42.48             731
45.01 - 50.00                       466         24,777,474.06          2.79             8.039            47.63             726
50.01 - 55.00                       486         25,621,677.23          2.88             7.957            52.64             729
55.01 - 60.00                       603         32,647,145.48          3.67             8.031            57.45             723
60.01 - 65.00                       747         42,322,931.63          4.76             8.054            62.59             719
65.01 - 70.00                       891         52,443,674.62          5.90             8.068            67.85             718
70.01 - 75.00                      1,017        58,321,770.63          6.56             8.316            72.65             710
75.01 - 80.00                      2,045        124,487,754.56        14.00             8.361            78.26             708
80.01 - 85.00                      1,303        64,404,947.93          7.24             8.993            83.15             705
85.01 - 90.00                      2,412        114,984,019.92        12.93             8.985            88.59             713
90.01 - 95.00                      2,188        113,949,389.34        12.81             9.231            93.88             712
95.01 - 100.00                     2,976        166,442,749.20        18.71             9.478            99.25             717
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%     78.21%       716

                                                                     15

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                  Original Term to Scheduled Maturity
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Original Term to                   Number          Current           Current          Weighted          Average          Average
Scheduled Maturity                   of           Principal         Principal          Average          Original          Credit
(months)                           Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
1 - 60                              160         $4,273,306.22          0.48%       8.069%     56.33%      741
61 - 120                            634         21,855,761.97          2.46             8.108            61.88             731
121 - 180                          10,377       539,851,638.63        60.70             8.550            79.29             721
181 - 240                           450         25,662,915.64          2.89             8.317            74.64             723
241 - 300                          4,980        295,086,839.33        33.18             9.080            77.99             703
301 - 360                            37          2,672,915.31          0.30             8.831            88.99             718
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                  o   As of the cut-off date, the weighted average Original Term to Scheduled Maturity of the loans was
                      220 months.

                                                 Remaining Term to Scheduled Maturity
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
Range of Remaining Term            Number          Current           Current          Weighted          Average          Average
To Scheduled Maturity                of           Principal         Principal          Average          Original          Credit
(months)                           Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
1 - 60                              160         $4,273,306.22          0.48%       8.069%      56.33%       741
61 - 120                            637         21,934,160.51          2.47             8.119            61.93             731
121 - 180                          10,375       539,819,730.17        60.69             8.550            79.29             721
181 - 240                           454         25,768,532.58          2.90             8.324            74.62             722
241 - 300                          4,975        294,934,732.31        33.16             9.080            77.99             703
301 - 360                            37          2,672,915.31          0.30             8.831            88.99             718
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                  o   As of the cut-off date, the weighted average Remaining Term to Scheduled Maturity of the loans was
                      219 months.

                                                                     16

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                         Debt-to-Income Ratios
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
Range of                             of           Principal         Principal          Average          Original          Credit
Debt-to-Income Ratios (%)          Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
<= 0.00                             478         $28,417,026.79         3.20%      9.793%     76.06%       717
0.01 - 20.00                        620         30,666,981.43          3.45             7.998            61.08             742
20.01 - 25.00                       873         38,902,958.52          4.37             8.228            68.17             735
25.01 - 30.00                      1,497        76,318,163.35          8.58             8.235            72.92             730
30.01 - 35.00                      2,249        113,338,181.83        12.74             8.407            76.06             724
35.01 - 40.00                      2,837        148,194,302.75        16.66             8.668            79.16             715
40.01 - 45.00                      3,786        206,114,565.78        23.17             8.798            79.80             710
45.01 - 50.00                      2,608        148,704,715.30        16.72             8.963            82.97             708
50.01 - 55.00                      1,174        66,976,586.22          7.53             9.078            83.33             703
55.01 - 60.00                       412         25,856,948.25          2.91             8.889            81.54             702
60.01 >=                            104          5,912,946.88          0.66             8.540            81.90             715
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                  o   As of the cut-off date, the weighted average Debt Ratio of the loans was 39.47%.

                                                 Fixed Rate and Adjustable Rate Loans
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
Fixed Rate /                         of           Principal         Principal          Average          Original          Credit
Adjustable Rate                    Loans           Balance           Balance           Coupon             CLTV            Score
Fixed Rate Mortgage                16,638      $889,403,377.10        100.00%       8.707%     78.21%       716
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%     78.21%       716

                                                       Product Type Descriptions
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Product Type Description           Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
5 Yr Fixed                          160         $4,273,306.22          0.48%       8.069%     56.33%       741
10 Yr Fixed                         634         21,855,761.97          2.46             8.108            61.88             731
15 Year Fixed                      4,540        205,338,244.55        23.09             8.185            69.05             722
20 Year Fixed                       450         25,662,915.64          2.89             8.317            74.64             723
25 Year Fixed                      4,980        295,086,839.33        33.18             9.080            77.99             703
30 Year Fixed                        37          2,672,915.31          0.30             8.831            88.99             718
15/30 Fixed Balloon                5,837        334,513,394.08        37.61             8.774            85.58             721
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                                                                     17

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                             Interest Only
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Interest Only                      Loans           Balance           Balance           Coupon             CLTV            Score
Not Interest Only                  16,638      $889,403,377.10        100.00%      8.707%     78.21%       716
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                                                             Lien Position
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Lien                               Loans           Balance           Balance           Coupon             CLTV            Score
First Lien                          885         $48,470,344.58         5.45%       8.248%      49.36%       721
Second Lien                        15,753       840,933,032.52        94.55             8.733            79.88             715
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%      78.21%       716

                                                          Documentation Type
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Documentation Type                 Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Standard                           10,056      $488,412,996.53        54.91%      9.166%      84.29%       699
AAA                                4,363        275,299,902.83        30.95             7.760            65.83             741
Family First Direct                 521         27,327,073.30          3.07             7.869            75.80             739
Stated Income                       461         24,860,412.61          2.80             9.715            89.99             721
Stated Documentation                228         18,745,606.01          2.11             9.683            82.55             703
No Income / No Appraisal            219         13,124,900.71          1.48             9.276            73.57             727
Relocation                          251         11,319,276.61          1.27             8.404            90.81             736
Select                              117          9,159,831.41          1.03             7.831            77.48             744
No Income Verification              122          6,709,785.53          0.75             9.781            75.47             718
GO FAST                             139          4,637,842.00          0.52             8.129            90.73             760
NO RATIO                             62          4,530,839.27          0.51            10.512            83.52             701
NO DOC                               73          3,929,616.94          0.44            10.702            76.73             703
GM Expanded Family                   14           720,984.82           0.08             8.133            77.98             732
SUPER SELECT                         1            250,000.00           0.03             7.375            73.77             766
Super Express                        5            154,771.44           0.02             9.134            83.88             719
NO INCOME/NO ASSET                   2            121,884.34           0.01            10.160            78.85             648
FAST                                 4            97,652.75            0.01             7.496            87.19             752
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%       716

                                                                     18

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                             Loan Purpose
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Loan Purpose                       Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Cashout Refinance                  7,534       $416,679,954.47        46.85%       8.655%      75.95%       716
Debt Consolidation                 4,838        261,830,916.37        29.44             8.859            75.84             705
Purchase                           2,374        108,084,113.31        12.15             8.761            95.50             736
Home Improvement                   1,050        56,565,749.46          6.36             8.615            74.61             721
Refinance                           833         45,934,019.98          5.16             8.299            76.11             724
Education                            9            308,623.51           0.03             8.802            61.61             754
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%     78.21%      716

                                                             Property Type
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Property Type                      Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Single Family                      13,916      $747,085,893.58        84.00%       8.694%      76.96%       714
Planned Unit Development           1,419        77,231,386.75          8.68             8.771            87.84             722
Condominium                        1,037        49,738,157.40          5.59             8.698            83.17             725
Multi Family                        262         15,212,883.88          1.71             9.058            74.36             713
Townhouse                            4            135,055.49           0.02             8.077            95.72             752
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%      78.21%       716

                                                           Occupancy Status
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Occupancy Status                   Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Primary Residence                  15,901      $852,720,512.56        95.88%      8.679%      78.39%      715
Investment Property                 429         18,940,442.31          2.13             9.995            74.43             713
Second Home                         308         17,742,422.23          1.99             8.684            73.72             727
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%      78.21%       716

                                                          Year of Origination
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Year of Origination                Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
2000                                 4           $133,913.43           0.02%      11.197%     81.41%       617
2001                                 4            118,688.41           0.01            10.680            80.15             622
2002                                 1            24,393.80            0.00            11.375            84.33             606
2003                                 7            171,290.21           0.02             8.432            85.03             650
2004                                 3            58,068.52            0.01             8.116            55.79             624
2005                                 6            180,684.06           0.02             9.157            68.29             602
2006                               6,188        326,239,315.18        36.68             8.774            79.31             715
2007                               10,425       562,477,023.49        63.24             8.667            77.58             716
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%     78.21%       716

                                                                     19

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                             Balloon Loans
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Balloon Loans                      Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Balloon Loan                       5,837       $334,513,394.08        37.61%       8.774%      85.58%      721
Not Balloon Loan                   10,801       554,889,983.02        62.39             8.666            73.77             713
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%       8.707%      78.21%       716

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                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                  Geographical Distribution by State
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
State                              Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
Alabama                             164         $6,122,942.34          0.69%      9.194%     80.35%      701
Alaska                               76          4,175,930.47          0.47             9.377            83.54             699
Arizona                             720         38,505,983.67          4.33             8.740            79.23             715
Arkansas                             45          1,483,214.42          0.17             8.335            97.28             735
California                         2,489        184,335,435.42        20.73             8.411            70.90             719
Colorado                            469         24,111,774.62          2.71             8.608            86.34             728
Connecticut                         358         18,904,574.53          2.13             8.970            80.70             711
Delaware                            104          5,463,545.30          0.61             8.886            84.75             717
District Of Columbia                 16           807,649.41           0.09             8.779            77.36             719
Florida                            1,070        56,861,552.62          6.39             8.841            74.32             707
Georgia                             405         17,498,634.61          1.97             8.985            83.85             711
Hawaii                              108          9,784,998.03          1.10             9.060            73.63             719
Idaho                               141          6,421,087.63          0.72             8.955            81.66             707
Illinois                            657         33,541,546.28          3.77             8.784            83.63             718
Indiana                             402         15,211,598.74          1.71             8.836            85.14             719
Iowa                                150          4,979,777.73          0.56             8.987            85.98             718
Kansas                               93          3,521,622.83          0.40             9.035            83.48             717
Kentucky                            103          4,171,761.24          0.47             9.332            84.26             697
Louisiana                           130          5,730,006.11          0.64             9.139            81.44             704
Maine                               108          4,957,674.75          0.56             8.681            75.05             710
Maryland                            366         21,802,769.53          2.45             8.702            77.13             707
Massachusetts                       516         28,460,247.09          3.20             8.545            82.14             724
Michigan                           1,017        43,882,751.44          4.93             8.529            83.48             729
Minnesota                           198         10,412,864.76          1.17             8.639            83.19             722
Mississippi                         101          3,558,871.42          0.40             9.268            84.06             706
Missouri                            296         11,190,864.74          1.26             8.905            81.79             718
Montana                              78          3,659,644.60          0.41             9.106            76.78             719
Nebraska                             55          2,062,976.40          0.23             8.851            87.91             719
Nevada                              228         12,602,443.72          1.42             8.795            76.20             713
New Hampshire                       185          8,997,429.83          1.01             8.714            82.36             718
New Jersey                          774         51,798,144.69          5.82             8.535            77.04             714
New Mexico                           81          4,321,988.17          0.49             9.088            73.38             695
New York                            596         35,635,989.70          4.01             8.671            71.69             710
North Carolina                      374         16,588,762.13          1.87             8.895            82.32             719
North Dakota                         15           488,141.90           0.05             8.636            82.40             726
Ohio                                274         10,211,808.25          1.15             9.152            82.60             706
Oklahoma                            136          4,753,124.42          0.53             9.153            80.57             714
Oregon                              298         16,164,608.56          1.82             8.825            82.00             713
Pennsylvania                        637         29,803,003.86          3.35             9.014            80.92             711
Rhode Island                         69          4,158,210.39          0.47             8.744            78.27             719
South Carolina                      224          8,141,891.06          0.92             9.112            84.71             709
South Dakota                         14           555,964.17           0.06             8.576            84.67             749
Tennessee                           215          8,407,504.53          0.95             9.199            85.14             708
Texas                               409         15,910,294.51          1.79             8.507            76.44             713
Utah                                249         12,139,692.36          1.36             8.877            83.11             709
Vermont                              45          2,376,046.22          0.27             9.269            77.27             694
Virginia                            567         32,380,362.53          3.64             8.717            79.03             714
Washington                          449         27,047,904.08          3.04             8.681            81.64             713
West Virginia                        79          3,332,714.19          0.37             9.421            78.35             692
Wisconsin                           229          9,392,797.27          1.06             8.623            83.63             727
Wyoming                              56          2,572,249.83          0.29             8.607            83.44             730
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%      716

                  o   As of the cut-off date, no more than approximately 0.17% of the mortgage loans were secured by mortgage properties in any one postal zip code (85364).

                                                                     21

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________
                                                             Junior Ratios
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Range of Junior Ratios (%)         Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
<= 0.00                             885         $48,470,344.58         5.45%      8.248%     49.36%      721
0.01 - 5.00                          77          1,032,472.44          0.12             9.444            81.99             702
5.01 - 10.00                       1,029        26,522,774.61          2.98             9.171            79.87             705
10.01 - 15.00                      2,722        89,669,299.43         10.08             8.984            81.29             711
15.01 - 20.00                      4,128        185,426,045.49        20.85             8.947            87.77             719
20.01 - 25.00                      2,428        128,425,138.35        14.44             8.861            80.95             712
25.01 - 30.00                      1,778        110,343,830.48        12.41             8.815            79.40             711
30.01 - 35.00                      1,251        89,647,252.06         10.08             8.607            76.38             713
35.01 - 40.00                       839         67,756,371.24          7.62             8.560            76.53             715
40.01 - 45.00                       563         50,845,639.95          5.72             8.220            73.53             723
45.01 - 50.00                       381         35,667,574.70          4.01             8.360            74.19             717
50.01 - 55.00                       217         21,927,488.64          2.47             8.067            72.31             726
55.01 - 60.00                       122         13,264,768.93          1.49             8.214            70.97             725
60.01 - 65.00                        79          8,654,325.74          0.97             8.107            67.57             737
65.01 - 70.00                        42          3,994,866.11          0.45             8.004            68.80             740
70.01 - 75.00                        24          2,650,852.38          0.30             7.499            65.62             729
75.01 - 80.00                        28          2,165,328.33          0.24             7.886            51.91             734
80.01 - 85.00                        15          1,282,432.99          0.14             7.206            61.16             751
85.01 - 90.00                        9            495,869.41           0.06             8.875            47.92             719
90.01 - 95.00                        14           799,211.91           0.09             8.118            47.20             750
95.01 - 100.00                       7            361,489.33           0.04             8.306            44.23             715
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%      716

                  o   As of the cut-off date, the weighted average junior ratio of the loans was approximately 27.61%.

                                                                     22

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                        Prepayment Penalty Flag
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Prepayment Penalty Flag            Loans           Balance           Balance           Coupon             CLTV            Score
No Prepayment Penalty              16,635      $889,163,734.76        99.97%      8.706%     78.21%      716
Prepayment Penalty                   3            239,642.34           0.03            10.365            95.56             691
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%      716

                                                                     23

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                   Original Prepayment Penalty Term
____________________________________________________________________________________________________________________________________
                                                                    Percent of                          Weighted         Weighted
                                   Number          Current           Current          Weighted          Average          Average
                                     of           Principal         Principal          Average          Original          Credit
Prepayment Penalty Term            Loans           Balance           Balance           Coupon             CLTV            Score
____________________________________________________________________________________________________________________________________
None                               16,635      $889,163,734.76        99.97%      8.706%     78.21%      716
36                                   3            239,642.34           0.03            10.365            95.56             691
____________________________________________________________________________________________________________________________________
Total:                             16,638      $889,403,377.10        100.00%      8.707%     78.21%      716

                                                                     24

                                                                                                         Free Writing Prospectus for
                                                                                                                      GMACM 2007-HE1
____________________________________________________________________________________________________________________________________

                                                        JP Morgan Contact List

--------------------------------------------------------------    -----------------------------------------------------------
              North American ABS – Home Equity                                       Syndicate/Sales Desk
--------------------------------------------------------------    -----------------------------------------------------------
Origination:            Brian Bernard        212-834-5139                         Brian McDonald            212-834-4154
                        Paul White*          212-834-5440                         Andy Cherna               212-834-4154
                        Tom Roh              212-834-5936                         Randall Outlaw            212-834-4154
                        Jamie Gordon         212-834-5409                         Melissa Traylor           212-834-4154
                        Shayna Stephanak     212-834-5727
                        Kathryn Bauer*       212-834-9986
                        Danielle Stiles      212-834-5738
                                                                  -----------------------------------------------------------
                                                                                   Asset-Backed Trading
                                                                  -----------------------------------------------------------
                                                                                  Peter Basso               212-834-3720
Structuring             Vikas Garg           212-834-9593                         Maria Lopes               212-834-3720
                        Haroon Jawadi        212-834-5308                         Vikas Sarna               212-834-3720
                        Kavitha              212-834-5399                         Nick Sykes                212-834-3720
                        Vignarajah
                        Alex Louis-Jeune     212-834-5033
                        Alissa Smith*        212-834-5432
                        Lei Tie              212-834-9148
                        Steven Wang          212-834-5833

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOUDID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENATIVE.

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